SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2002

Structured Obligations Corp. on behalf of COBALTS Trust For Sprint Capital Notes

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-67188 (Commission File Number)	13-374117 (I.R.S. Employer Identification No.)

270 Park Avenue, New York, New York	10017

(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number including area code (212) 834-6000.

Item 1.	Changes in Control of Registrant. Not Applicable.

Item 2.	Acquisition or Disposition of Assets. Not Applicable.

Item 3.	Bankruptcy or Receivership. Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant. Not Applicable.

Item 5.	Other Events.

Item 6.	Resignations of Registrant's Directors. Not Applicable.

Item 7.	Financial Statements, Pro-Forma Financial Information and Exhibits.

(a) Not Applicable. (b) Not Applicable. (c) Exhibits.

Trustee’s Report with respect to the November 15, 2002 Distribution Date for the Corporate Obligation Backed Listed Trust Securities (COBALTS) Trust Series Sprint Capital Certificates, 2002-1.

(d) Not Applicable. (e) Not Applicable.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRUCTURED PRODUCTS CORP.

By: /s/ Michael J. Martin Name: Michael J. Martin Title: Authorized Signatory

Exhibit 1

To the Holders of
COBALTS Trust for Sprint Capital Notes 2002-1
CUSIP:   19074V102

U.S. Bank Trust National Association, as Trustee for COBALTS Trust for Sprint Capital Notes, hereby gives notice with respect to the Distribution occurring on November 15, 2002 (the "Distribution Date") as follows:

1.

The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount per $25 unit thereof, is as set forth below:

Principal $0.00	Interest 1.015625	Total Distribution 1.015625

2.	The amount of aggregate interest due and not paid as of the Distribution Date is .00

3.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.

$29,686,000 aggregate principal amount of Sprint Capital Corporation 6.875% Notes maturing November 15, 2028 CUSIP: 852060 AD4 (the "Term Assets") are held for the above trust. 5. 6. The Aggregate Certificate Principal Balance of the Certificates at the close of business on the Distribution Date is $25,000,000 or 1,000,000 $25 dollar units.

U.S. Bank Trust National Association

May 30, 2002
EXHIBIT INDEX

Exhibit 1. Trustee's Report in respect of the November 15, 2002 Distribution Date for the Corporate Obligation Backed Listed Trust Securities (COBALTS) Trust Series Sprint Capital Certificates, 2002-1	Page 5